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                                                                   EXHIBIT 10.13



                          AGREEMENT TO SOLICIT PROPERTY

           THIS AGREEMENT TO SOLICIT PROPERTY ("Agreement") is made and entered into this 8th day of April, 1998 by and between HALLANDALE THRIFT
MANAGEMENT, INC., a Florida corporation ("Solicitor"), and SAMUEL M. AND HELENE SOREF JEWISH COMMUNITY CENTER, INC., a Florida not-for-profit corporation ("Charity").

                                   WITNESSETH:

           WHEREAS, Solicitor is qualified as a professional solicitor, as such term is described in Section 496.410, Florida Statutes ("F.S."); and

           WHEREAS, Solicitor is duty qualified to solicit items of salvageable property and merchandise, including, but not limited to, clothing, household goods and furnishings, appliances and various other bric-a-brac (hereinafter referred to as "Property"); and

           WHEREAS, the Charity is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and donations made to the Charity are qualified for the charitable income tax deduction provided in Section 170 of the Code; and

           WHEREAS, the Charity desires to retain the services of Solicitor to solicit and gather Property on behalf of the Charity for the Charity's scholarship programs; and

           WHEREAS, Solicitor and the Charity mutually agree that it would be in each of their best interests to enter into a formal agreement setting forth their mutual obligations.

           NOW, THEREFORE, in consideration of the agreement and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Solicitor shall solicit the general public for contributions of Property to the Charity in such manner as may be hereafter agreed from time to time by Solicitor and Charity. Both parties acknowledge and agree that Solicitor shall only serve in the capacity of an intermediary for the purpose of soliciting the public for contributions to the Charity, and that in all regards, Solicitor shall be acting pursuant to the terms of Chapter 496, F.S., and that all donations solicited shall be the property of the Charity.

           2. The Charity shall in all regards comply with the relevant requirements for not-for-profit organizations qualified under the provisions of Section 501(c)(3) of the Code. Charity shall immediately advise Solicitor if the Charity shall no longer comply with the requirements of Code Section 501(c)(3) or if Charity shall receive notification that contributions to the Charity are not



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  deductible under the provisions of Code Section 170. Nothing contained herein shall prohibit or limit the right of Solicitor to solicit the general public for contributions of Property on behalf of other charitable organizations in addition to the Charity.

          3. The term of this Agreement shall be for a period of five (5) years, commencing on April 1, 1998, and terminating on March 31, 2003, with one (1) five (5) year renewal option commencing April 1, 2003, unless sooner terminated or extended pursuant to the terms and conditions of this Agreement.

          4. (a) The Charity shall pay to the Solicitor on a monthly basis a sum equal to One Thousand Dollars ($1,000) per month, plus reimbursement of all expenses incurred by the Solicitor in fulfilling its obligations under this Agreement ("Fee"). The Fee shall be paid monthly to the Solicitor within twenty (20) days following the end of each calendar month.

                   (b) The compensation of the Solicitor is not contingent upon the percentage of the gross revenues. In accordance with Section 496.410(7)(d), F.S., the parties have assumed the total value of goods solicited from this solicitation are going to be approximately $200,000 of which 10% thereof, plus $ 1,000 per month, or $32,000, shall be the amount paid to the Charity, and the amount of compensation to the Solicitor (exclusive of reimbursement of expenses) will be $12,000; accordingly, the net amount to be realized by the Charity after the payment of the Fee to the Solicitor shall be $20,000 (based on the foregoing assumptions). Accordingly, the compensation to the Solicitor (exclusive of direct expense reimbursements) as a percentage of gross revenues (the total value of goods solicited) will be 6%. The parties acknowledge and agree that the foregoing is included in this Agreement pursuant to Section 496.410(7)(d), F.S., that the assumptions required to be made by said Statute are not necessarily applicable to the economic agreement between Charity and Solicitor, and accordingly the figures and percentages contained in this Section, without reference to the entirety of this Agreement and any Agreement with the "Sales Company" (as hereinafter defined), may be misleading.

          5. Simultaneous with the execution hereof, and in consideration of Solicitor agreeing to provide its services hereunder, Charity shall transfer to Solicitor all of Charity's right, title and interest in and to (i) the telephone number 954-735-6050 ("Phone Line"); and (ii) that certain 1992 Chevrolet cutaway truck, bearing registration number 2GBHG31KON4100453. Solicitor shall pay $6,000.00 to Charity for said truck. During the term of this Agreement, Solicitor shall have the right to answer the Phone Line as the "JCC Donation Center," and may use the name "JCC Donation Center," or working similar thereof, in providing its services hereunder.

          6. The Charity shall arrange for the sale of the Property through one or more companies ("Sales Company") with experience in the sale of merchandise such as the Property in order to maximize the gross sales price of the Property. The Charity shall obtain and maintain a sales contract with the Sales Company throughout the term of the Agreement. The Charity shall provide

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    in its agreement with the Sales Company for the direct payment by the Sales
    Company of the Fee to the Solicitor. The Charity agrees that the Solicitor shall not be responsible for remitting the gross receipts to the Charity from contributions made to the Charity. The Sales Company shall bear the responsibility for remitting the gross receipts (net of payments made by the Sales Company on behalf of the Charity), from the sale of the donated goods to the Charity.

            7. The Charity agrees that it will not retain any other professional solicitor for purposes of soliciting Property.

            8. Both parties agree that nothing contained herein shall constitute or be deemed to have created a partnership, joint venture or other business association between the parties, nor shall Solicitor be considered an agent or an employee of the Charity or the Charity be considered an agent or employee of the Solicitor, except to the extent that this Agreement provides for the retention of Solicitor's services on behalf of the Charity.

            9. Within five business days of submission by Solicitor, the Charity shall approve all of the printed materials used by Solicitor and the solicitation methods employed by Solicitor in acquiring donated
   Property, and such other further methods of operation which may impact on Charity's reputation, which consent shall not be unreasonably withheld. The failure to respond within said period shall constitute approval of the items submitted. Nevertheless, recognizing Solicitor's experience and relative expertise in the area of soliciting Property, the Charity shall allow reasonable deference to Solicitor's business judgment. The name of the Charity may appear in literature, advertising and signage on trucks used by Solicitor in conducting its solicitation activities pursuant hereto.

            10. Solicitor shall include the following on all receipts given to donors of property or merchandise: "THE DONOR BEARS ALL RESPONSIBILITY IN ESTABLISHING THE VALUE OF THE ITEM(S) DONATED TO THE SAMUEL M. AND HELENE SOREF JEWISH COMMUNITY CENTER, INC. FOR TAX PURPOSES AND WILL ABIDE BY THE IRS CODES REGARDING DONATIONS."

            11. Solicitor agrees that it will carry a comprehensive public liability and property damage insurance in the amount of at least One Million Dollars ($1,000,000) public liability and at least One Million Dollars (S 1,000,000) property damage, and will name the Charity as an additional insured on said policies, insuring the Charity as well as the Solicitor against any claim for public liability or property damage and in connection with the operation of any motor vehicle used, and in connection with any loss from fire, flood, theft or other natural or human perils. The Solicitor hereby agrees to indemnify and hold the Charity harmless against any liability, as occasioned by the acts of the Solicitor, its agents or representatives, in connection with the performance of this Agreement, whether or not covered by insurance. Said indemnification shall include attorneys' fees and the costs of the defense of any action.



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           12. If a claim or lawsuit is brought by a third party against the
  Charity or Solicitor in connection with this Agreement, the party against whom the claim is made shall immediately notify the other of the outstanding claim and provide to the other the opportunity to assist in resolving the same, whether by negotiation or litigation. Nothing herein shall preclude either party from retaining its own attorney to defend any such action.

           13. Notwithstanding any contradictory provisions in this Agreement or in law, the risk of loss of any donated Property shall fall upon the Charity, since title to each item of donated Property remains with the Charity; the Solicitor is merely soliciting items for and on behalf of the Charity.

           14. In the event that either party is reasonably prevented from carrying on the transactions described herein by reason of the enforcement of any ordinances, statutes, laws, rules or regulations of any public utility, city, county, state or federal governmental authority, then the parties hereto shall be excused from the obligations provided herein, but shall resume those obligations when business is resumed; provided, however, that in the event of such interruption in business activities as described above, Solicitor shall have the right, in its sole discretion, to cancel this agreement upon thirty
  (30) days prior written notice to the Charity. Both parties will at all times use diligence to remove promptly any obstacle to their carrying on the business described herein.

           15. Solicitor is not authorized to solicit and receive any checks or cash donations or cars and boats; this Agreement is only for the solicitation of various items of Property exclusively. In the event any person, party, organization, institution, charity, fund or unnamed donor issues a check or cash donation or contributes anything other than Property, that donation must be immediately turned over to the Charity separate from any other obligations.

           16. The Solicitor shall maintain records of pick-ups by Solicitor, and shall allow the Charity to inspect such records during normal business hours.

           17. In the event that either of the parties defaults or violates any of the provisions of this Agreement, the complaining party shall deliver to the other party written notice stating the breach, and the defaulting party shall have thirty (30) days from the receipt of such written notice within which to comply with the terms of this Agreement.

           18. Notwithstanding any term or condition to the contrary contained herein, Solicitor may, at its option, terminate this Agreement by giving the Charity sixty (60) days prior written notice. Notwithstanding any term or condition to the contrary contained herein, the Charity may terminate this Agreement by giving the Solicitor not loss than one hundred eighty (180) days prior written notice. Upon receipt of all payments, both parties shall be discharged of their obligations under this Agreement.




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          19. In the event of any dispute between the Charity and the Solicitor arising out of this Agreement, each party shall pursue arbitration in accordance with the Commercial Rules of the American Arbitration Association. Each party shall select one arbitrator, which arbitrators shall select a third arbitrator. A decision of two of the arbitrators shall be deemed to be conclusive and binding upon each party. All costs associated with the arbitration shall be paid as determined by the arbitrators; however, for the purposes of initiating the arbitration proceedings, the party electing arbitration shall advance the costs. The submission of any controversy arising under this Agreement to arbitration shall be in such a manner as is provided for in accordance with the Commercial Rules of the American Arbitration Association and the laws of the State of Florida.

          20. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

          21. Each party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other parties which may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such parties. Each party, therefore, agrees that, in addition to other remedies available in the event of a breach of this Agreement, any other party shall have a right to equitable relief, including, but not limited to, the remedy of specific performance.

          22. Any notice, payment, or communication required or permitted to be given by any provision of this Agreement shall be deemed delivered, whether actually received or not, three (3) days after being deposited in a United States Postal Service Depository, postage prepaid, registered or certified return receipt requested, when sent by overnight courier, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication, addressed to the parties as set forth below, or such other address as shall be specified by written notice delivered to the parties hereto. Any such notice shall be addressed as follows:

                   If to Solicitor:         3149 W. Hallandale Beach Boulevard
                                            Pembroke Park, Florida 33009

                   If to Charity:           6501 West Sunrise Boulevard
                                            Plantation, Florida 33313






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          23. This Agreement, including any exhibits attached hereto and any documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

          24. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators.

          25. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

          26. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

          27. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

          28. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

          29. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

          30. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

          31. Each of the parties represents that this Agreement is signed by two authorized officials of such party, one of whom for the Charity is a member of the Charity's governing body and one of whom for the Solicitor is the authorized contracting officer for Solicitor.



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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and also provided any appropriate corporate resolutions, by their respective officers, on the day and date first above written.

          Signed, sealed and delivered in the
          presence of:

                                         HALLANDALE THRIFT MANAGEMENT,
                                         INC., a Florida corporation


                                         By: /s/ Marc Douglas
----------------------------------           ----------------------------------


----------------------------------


                                         SAMUEL M. AND HELENE SOREF JEWISH
                                         COMMUNITY CENTER, INC., a Florida
                                         Not-For-Profit corporation


                                         By:
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                                         By: /s/ Sid Kopperl
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